EXHIBIT 99.1

COMPUTER SOFTWARE INNOVATIONS, INC.

AND SUBSIDIARY

REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2003, 2002 AND 2001

COMPUTER SOFTWARE INNOVATIONS, INC.

AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Computer Software Innovations, Inc. and Subsidiary

Easley, South Carolina

We have audited the accompanying consolidated balance sheets of Computer Software Innovations, Inc. and Subsidiary as of December 31, 2003, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Computer Software Innovations, Inc. and Subsidiary as of December 31, 2003, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

As discussed in Note 11, the Company restated its financial statements for 2003, 2002, and 2001 to conform with United States generally accepted accounting principles of accounting for software development costs.

/s/ Elliott Davis, LLC

Greenville, South Carolina

January 13, 2005

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2003	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,755,724	$330,356	$578,596
Accounts receivable	1,816,838	2,547,813	813,468
Inventories	—	31,845	17,570

Total current assets	3,572,562	2,910,014	1,409,634

PROPERTY AND EQUIPMENT, net	149,343	186,661	107,753

COMPUTER SOFTWARE COSTS, net	617,129	519,890	478,294

OTHER ASSETS	500	500	500

	$4,339,534	$3,617,065	$1,996,181

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$136,949	$573,988	$257,495
Deferred revenue	733,881	701,024	484,726
Customer deposits	218,227	201,809	58,664
Deferred tax liability	174,397	139,285	175,941
Taxes payable	198,488	234,601	74,121

Total current liabilities	1,461,942	1,850,707	1,050,947

STOCKHOLDERS’ EQUITY
Common stock - $1 par value; 100,000 shares authorized; 80,000 shares issued and outstanding	80,000	80,000	80,000
Retained earnings	2,548,911	1,456,966	823,379
Stock option compensation	248,681	229,392	41,855

	2,877,592	1,766,358	945,234

	$4,339,534	$3,617,065	$1,996,181

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,
	2003	2002	2001
NET SALES AND SERVICE REVENUE	$19,241,216	$13,760,640	$7,886,837

COST OF SALES	10,734,331	7,265,797	4,327,324

Gross profit	8,506,885	6,494,843	3,559,513

OPERATING EXPENSES
Selling, general and administrative expenses	6,208,890	5,030,718	2,716,815
Depreciation and amortization	504,936	433,145	295,907

Total operating expenses	6,713,826	5,463,863	3,012,722

Operating income	1,793,059	1,030,980	546,791

OTHER INCOME (EXPENSE)
Interest income	9,475	11,221	12,915
Loss on disposal of property and equipment	(1,528)	(9,637)	—
Other	3,039	10,968	21,309

Net other income (expense)	10,986	12,552	34,224

Income before income taxes	1,804,045	1,043,532	581,015

INCOME TAX PROVISION (BENEFIT)
Current	676,988	446,601	199,121
Deferred	35,112	(36,656)	26,614

	712,100	409,945	225,735

Net income	$1,091,945	$633,587	$355,280

BASIC EARNINGS PER SHARE	$13.65	$7.92	$4.44

DILUTED EARNINGS PER SHARE
	$12.33	$7.27	$4.18

WEIGHTED AVERAGE SHARES OUTSTANDING - Basic	80,000	80,000	80,000

WEIGHTED AVERAGE SHARES OUTSTANDING - Diluted	88,527	87,110	85,000

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Retained earnings	Unearned stock compensation	Total
Balances at January 1, 2001	$80,000	$468,099	$41,855	$589,954
Net income	—	355,280	—	355,280

Balances at December 31, 2001	80,000	823,379	41,855	945,234
Stock option compensation	—	—	187,537	187,537
Net income	—	633,587	—	633,587

Balances at December 31, 2002	80,000	1,456,966	229,392	1,766,358
Stock option compensation	—	—	19,289	19,289
Net income	—	1,091,945	—	1,091,945

Balances at December 31, 2003	$80,000	$2,548,911	$248,681	$2,877,592

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2003	2002	2001
OPERATING ACTIVITIES
Net income	$1,091,945	$633,587	$355,280
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	504,936	433,145	295,907
Stock option compensation	19,289	187,537	—
Deferred income taxes	35,112	(36,656)	26,614
Loss on disposal of fixed assets	1,528	9,637	—
Changes in deferred and accrued amounts
Decrease (increase) in accounts receivable	730,975	(1,734,345)	(132,764)
Decrease (increase) in inventories	31,845	(14,275)	7,015
(Decrease) increase in accounts payable	(437,039)	316,493	96,906
Increase in deferred revenue	32,857	216,298	145,689
Increase (decrease) in customer deposits	16,418	143,145	(40,498)
(Decrease) increase in taxes payable	(36,113)	160,480	46,069

Net cash provided by operating activities	1,991,753	315,046	800,218

INVESTING ACTIVITIES
Purchase of property and equipment	(107,128)	(199,567)	(93,830)
Capitalization of computer software	(459,257)	(363,719)	(315,331)

Net cash used for investing activities	(566,385)	(563,286)	(409,161)

Net increase (decrease) in cash and cash equivalents	1,425,368	(248,240)	391,057

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	330,356	578,596	187,539

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,755,724	$330,356	$578,596

SUPPLEMENTAL INFORMATION
Interest paid	$861	$—	$—

Income taxes paid	$713,101	$286,121	$153,052

The accompanying notes are an integral part of these consolidated financial statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

Description of business

Computer Software Innovations, Inc. and Subsidiary, (the “Company”), a South Carolina corporation, was formed on April 18, 1989. The Company is engaged in the business of development and sales of proprietary software, and sales and distribution of computers and accessories. The Company is also engaged in providing a wide range of technology consulting services, including network and systems integration, along with providing computer support and maintenance services. The Company currently markets its products and services to a wide variety of governmental and not-for-profit entities in the Southeastern United States. The majority of the Company’s business is with local governmental agencies.

Basis of presentation

The consolidated financial statements include CSI Technology Resources, Inc., a wholly owned subsidiary. Intercompany balances and transactions have been eliminated. The accounting and reporting policies conform to accounting principles generally accepted in the United States of America. The Company uses the accrual basis of accounting.

Disclosure regarding segments

The Company reports as one operating segment, as the chief operating decision-maker reviews the results of operations of the Company as a single enterprise.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventories

Inventories which consist of computer parts and supplies are stated at the lower of cost or market. Cost is determined by the first-in, first-out method and market represents the lower of cost or estimated net realizable value.

Computer software costs

Computer software costs consist of internal software production costs capitalized under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” Costs in the research and development of new software products and enhancements are expensed as incurred. Capitalized computer software costs are amortized over the economic life of the product, generally three years, using the straight-line method. Amortization of computer software costs was approximately $362,000, $322,000 and $247,000 for the years 2003, 2002, and 2001, respectively.

Revenue recognition

Revenue generated from products shipped is recognized when the risk and rights of ownership have passed to the customer. The Company, under certain conditions, permits its customers to return or exchange products. The provision for sales returns is recorded concurrently with revenue recognition.

Revenues generated from service and support activities are recognized as the services are performed. Revenue generated from support service block contracts and maintenance contracts, generally collected in advance, are deferred and recognized as income when services are performed or on a straight line basis over the contractual life of the maintenance agreement. Deferred amounts are reported in deferred revenue.

(Continued)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES (Continued)

Warranties

The Company’s suppliers generally warrant the products distributed by the Company and allow returns of defective products, including those that have been returned to the Company by its customers. The Company does not independently warrant the products it distributes; however, the Company does warrant its services with regard to products that it configures for its customers and products that it builds from components purchased from other sources. Warranty expense is not material to the Company’s financial statements.

Property and equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using accelerated depreciation methods over the following useful lives:

Classification	Useful life (years)
Furniture	7
Computer equipment	5
Office equipment	3
Leasehold improvements	3

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditure for maintenance and repairs are charged to expense as incurred.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, as well as credit history and current financial condition. Credit is granted to substantially all customers on an unsecured basis.

Vendor programs

The Company receives volume incentives and rebates from certain manufacturers related to sales of certain products, which are recorded as a reduction of cost of goods sold when earned. The Company also receives manufacturer reimbursement for certain promotional and marketing activities that offset expenses incurred by the Company.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable plus deferred income tax assets and liabilities. Deferred income tax assets and liabilities are recorded to recognize the income tax effect of the temporary differences in the method of reporting various items of income and expenses for financial reporting purposes and income tax purposes. The deferred income tax assets and liabilities at the end of the year are determined using the statutory tax rates expected to be in effect when the taxes are actually due or refundable.

Advertising

Advertising costs are expensed as incurred. Such costs amounted to $66,804 and $47,969, $29,289 in 2003, 2002 and 2001, respectively.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES (Continued)

Earnings per share

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding during the period. Potential common shares for the years ended December 31, 2003, 2002, and 2001 were 8,527, 7,111 and 5,000 respectively.

Stock-based compensation

The Company has a stock based employee compensation plan as of December 31, 2003 which is described more fully in Note 6. The Company accounts for this plan using the fair value method prescribed in SFAS No. 123, “Accounting for Stock Based Compensation”, and related interpretations. Accordingly, the Company has recognized compensation cost for its fixed stock option plan as all options granted under the plan have an exercise price less than the market price of the underlying common stock on the date of grant.

The Company utilizes the “minimum value” method and the Black-Scholes model to estimate the fair value of options granted.

NOTE 2 – ACCOUNTS RECEIVABLE

	2003	2002	2001
Billed receivables	$1,653,052	$2,289,970	$738,168
Unbilled receivables	162,900	256,700	75,300
Employee and other	886	1,143	—

	$1,816,838	$2,547,813	$813,468

NOTE 3 – PROPERTY AND EQUIPMENT

	2003	2002	2001
Furniture	$69,364	$63,002	$52,621
Computer equipment	48,938	33,402	3,500
Office equipment	369,053	287,863	320,140
Leasehold improvements	29,169	29,169	—

Total	516,524	413,436	376,261
Less: Accumulated depreciation	367,181	226,775	268,508

Property and equipment, net	$149,343	$186,661	$107,753

Depreciation expense charged to operations was $142,918, $111,022 and $48,817 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 4 – DEFINED CONTRIBUTION PLAN

The Company maintains a Simple IRA savings plan for the benefit of its employees. Employees of the Company may participate in the plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company’s contributions to the plan, as determined by management, are discretionary and are allocated among the participants based on the participants’ contributions. Management has the authority to establish a funding policy and to review such policy annually. Contributions to the Plan were $60,731, $43,782 and $31,597 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 5 – COMMITMENTS

Operating leases

The Company leases certain facilities and equipment under various operating leases. At December 31, 2003, future minimum lease payments under non-cancelable leases are:

2004	$56,544
2005	38,544
2006	2,060

Total	$97,148

Rent expense for the years ended December 31, 2003, 2002, and 2001 was $58,060, $58,077 and $39,361, respectively.

NOTE 6 – STOCK COMPENSATION PLAN

At December 31, 2003, the Company has a stock-based compensation plan which is described below. The compensation cost that has been charged to income for the plan totaled approximately $19,000, $188,000, and $-0- for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company has one fixed stock option plan under which it may grant options to purchase common stock, with a maximum term of 10 years, at the option price on the date of grant. Options for 9,000 shares have been granted to employees under the plan. Management determines at the time of grant whether options vest immediately or at the end of a three year vesting period.

The fair value of each grant is estimated at the grant date using the “minimum value” option-pricing model with the following weighted-average assumptions for grants in 2002: dividend rate of zero percent for all years; risk-free interest rate of 4.8 percent; and expected lives of 10 years.

A summary of the status of the plan at December 31, 2003, 2002 and 2001, and changes during the years ended on those dates is as follows:

	2003		2002		2001
	Shares	Weighted- average exercise price	Shares	Weighted- average exercise price	Shares	Weighted- average exercise price
Outstanding at beginning of year	9,000	$15	5,000	$10	5,000	$10
Granted	—	—	4,000	21	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—

Outstanding at end of year	9,000	15	9,000	15	5,000	10

Exercisable at end of year	8,000		8,000		5,000

Weighted-average fair value per option of options granted during the year	N/A		$56.53		N/A

NOTE 7 – LINE OF CREDIT

The Company has available an uncollateralized bank line of credit of up to $500,000 expiring May 4, 2004, with interest at 4.25 percent payable quarterly. There were no borrowings outstanding under the line at December 31, 2003. During 2004, the line of credit was renewed and extended through June 2, 2005.

NOTE 8 – INCOME TAXES

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes.

Temporary differences giving rise to the deferred tax liability consist of the timing relating to the deductibility of employee stock compensation and the excess of depreciation for tax purposes over the amount for financial reporting purposes. The Company had net deferred tax liabilities of $174,397, $139,285 and $175,941 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company rents its offices in Easley, South Carolina from an officer/stockholder. The Company is required to maintain the premises in good repair, pay all taxes and assessments, furnish all utilities and carry adequate fire and liability insurance. Rent expense under this lease was $33,600, $28,800, and $28,800 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 10 – CONCENTRATION OF CREDIT RISK

At December 31, 2003, approximately 40 percent of the Company’s net accounts receivable were due from a single entity. Potential losses from concentrations of credit risk with respect to trade accounts receivable are considered to be limited due to the number of the customers comprising the customer base and the ongoing credit evaluation of its customers.

NOTE 11 – RESTATEMENT OF FINANCIAL STATEMENTS

In prior years, the Company expensed all software development costs. This method was not in accordance with generally accepted accounting principles.

During the year end December 31, 2004, the Company retroactively changed its accounting for software development costs to capitalize those costs in accordance with generally accepted accounting principles and has restated its financial statements for the years ended December 31, 2003, 2002, and 2001.

The financial statements for the years ended December 31, 2003, 2002, and 2001, have been restated for this change. This change had the effect of increasing the net operating revenue by $97,239, $41,596, and $68,241, the federal and state income tax expense by $37,923, $16,222, and $26,614, the net income by $59,316, 25,374, and $41,627, and the earnings per common share (basic) by $0.47, $0.20, and $0.33, for the years ended December 31, 2003, 2002 and 2001, respectively, compared to amounts previously reported. Retained earnings as of January 1, 2001 has been adjusted by approximately $410,000 for the effect of this retroactive change.

NOTE 12 - SUBSEQUENT EVENT

On January 31, 2005, CSI acquired 77% of the common stock or 13,950,000 shares of VerticalBuyer, Inc. (VBYR) for $417,000 and VBYR is now a subsidiary of the Company. The purchase of these shares was in anticipation of a merger whereby CSI would merge into VBYR. Immediately after the purchase of the shares, the existing officers and directors of VBYR resigned and three new directors were appointed. The current officers of CSI were elected as the new officers of VBYR.

Additionally the Board of Directors of VBYR approved a 40 to 1 reverse stock split in order to facilitate the potential merger with CSI. The potential merger is contingent upon raising additional capital and the Company is currently in negotiations with a potential investor.

NOTE 13 - RECENTLY ISSUED ACCOUNTING STANDARD

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” This statement amends Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing” and removes the “so abnormal” criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” SFAS No. 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for all fiscal years beginning after June 15, 2005 (fiscal 2006 for the Company.) Management does not believe there will be a significant impact as a result of adopting this Statement.

In December 2004, the FASB published SFAS No. 123 (revised 2004), “Share-Based Payment.” Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured on the fair value of the equity or liability instruments issued. This Statement is the result of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. Statement 123(R) replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock issued to Employees.” SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under Opinion 25, many investors and other users of financial statements said that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public Entities filing as small business issuers will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005 (the fourth quarter of fiscal 2005 for the Company). The impact of this Statement could result in additional expense to the Company when stock options are issued in the future.